UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 15, 2007

HUIHENG MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132056	20-4578899
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 506 Block B, Yingdali Digital Park, Hongmian Road
Futian Free Trade Zone, Shenzhen P.R. China 518038
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-0755-25331511

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 15, 2007 we entered into a Share Exchange Agreement to acquire all of the issued and outstanding stock of Allied Moral Holdings Limited (“Allied”), a British Virgin Islands company with operating subsidiaries in the People’s Republic of China (the “Share Exchange”). We closed the Share Exchange on that same date. We filed a Current Report on Form 8-K, and amendments thereto, to include various financial statements and proforma financial statements. In those filings, the audit report of the independent auditors of Allied was inadvertently omitted. We are amending the Form 8-K filed in connection with the Share Exchange in order to include the auditor’s report.

Item 9.01 Financial Statements And Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

99.1	Independent Auditor’s Report on the financial statements of Allied Moral Holdings Limited as of December 31, 2005 and 2006 and for the years then ended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huiheng Medical, Inc.

August 27, 2007	By: /s/ Li Bo
Li Bo
Secretary